Exhibit 5.1

[Letterhead of Cravath, Swaine & Moore LLP]

October 12, 2016

Ashland Global Holdings Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Ashland Global Holdings Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of guarantees (the “Guarantees”) of the Company to be issued in respect of debt obligations of subsidiaries of the Company (each a “Subsidiary Debt Obligation”).

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Amended and Restated Certificate of Incorporation of the Company; (b) the By-laws, as amended, of the Company; (c) resolutions adopted by the board of directors of the Company on October 11, 2016 and (d) the Registration Statement. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, and assuming that (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (ii) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Guarantees are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Commission describing the Guarantees offered thereby and will comply with all applicable laws; (iv) all Guarantees will be issued and sold in compliance with all applicable Federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement and (v) none of the terms of any Guarantees to be established subsequent to the date hereof, nor the issuance and delivery of such Guarantees, nor the compliance by the Company with the terms of such Guarantees will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company, we are of opinion that, assuming that the applicable Subsidiary Debt Obligation constitutes a valid and binding obligation of the applicable subsidary of the Company, when the board of directors of the Company and any officers of the Company delegated such authority have taken all necessary corporate action to approve the issuance and terms of a particular Guarantee, the terms of the offering thereof, and related matters and such Guarantee has been duly executed and delivered in accordance with the provisions of such Guarantee and any relevant terms of the applicable Subsidiary Debt Obligation, and any applicable definitive purchase, underwriting or similar agreement upon payment of the consideration therefor provided for therein, such Guarantee will be validly issued and will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York, the Delaware General Corporation Law and the Federal laws of the United States of America.

We are aware that we are referred to under the heading “Validity of the Guarantees” in the prospectus forming a part of the Registration Statement and that we may be referred to under a similar heading or the heading “Validity of the Guarantees” in a prospectus supplement filed after the effective date of the Registration Statement. We hereby consent to such use of our name therein and the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Ashland Global Holdings Inc.

50 E. RiverCenter Blvd.

Covington, KY 41011

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